    As filed with the Securities and Exchange Commission on October 1, 2001.
                                                      Registration No. 33-57573
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                ----------------
                             THE LACLEDE GROUP, INC.
                                720 Olive Street
                            St. Louis, Missouri 63101
             (Exact name of Registrant as specified in its charter)
                    (Address of Principal Executive Offices)


              Missouri                           74-2976504
      (State of Incorporation)      (I.R.S. Employer Identification No.)

                 LACLEDE GAS COMPANY WAGE DEFERRAL SAVINGS PLAN
                            (Full Title of the Plan)

               D. H. Yaeger, G. T. McNeive, Jr., or M. C. Kullman
                   720 Olive Street, St. Louis, Missouri 63101
                                  314-342-0500
    (Address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                               CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
 Title of Securities      Amount to be             Proposed Maximum              Proposed Maximum            Amount of
 to be Registered      Registered(1)(2)(3)   Official Price per Share(4)    Aggregate Offering Price(4)   Registration Fee
 ----------------      -------------------   ---------------------------    ---------------------------   ----------------
 Common Stock          4,000,000 shares                $23.55                       $94,200,000               $23,550
 $1 per share par
 value (2)
---------------------------------------------------------------------------------------------------------------------------

---------------------

(1) In addition, pursuant to rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The shares being registered are in addition to the 2,000,000 shares, including related plan interests, currently registered under this Registration Statement.
(3) Also being registered are 4,000,000 preferred share purchase rights to accompany the shares of Common Stock being registered.
(4) Calculated in accordance with Rule 457(h), upon the basis of the average of the high and low prices reported on the New York Stock Exchange on September 24, 2001.

===============================================================================

                                Explanatory Note
                                ================

     On October 1, 2001, The Laclede Group, Inc. will become the holding company for Laclede Gas Company and its diversified businesses. On that date, The Laclede Group, Inc. will own all of the outstanding shares of common stock of Laclede Gas and the subsidiaries formerly owned by Laclede Gas. Holders of Laclede Gas common stock on October 1, 2001, automatically will become holders of the same number of shares of The Laclede Group, Inc.

     In connection with the creation of the holding company system, the obligations of Laclede Gas under the Laclede Gas Company Wage Deferral
Savings Plan will remain the obligations of Laclede Gas. However, on and after October 1, 2001, shares of The Laclede Group, Inc. will be issued under the Plan instead of Laclede Gas common stock. The offer and sale of securities under the Plan was registered under the Laclede Gas Registration Statement No. 33-57573 on Form S-8, which is amended by this Post-Effective Amendment No. 1 and adopted by The Laclede Group, Inc. as the registration statement of The Laclede Group, Inc. for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

                                     Part I

              Information required in the section 10(a) prospectus

     The documents containing information specified in part I of this Form S-8 registration statement have been or will be sent or given to participants in the Plan as specified in rule 428(b)(1) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission but constitutes (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

                     Information not required in prospectus

Item 3. Incorporation of Documents by Reference

     The Laclede Group, Inc. will file annual, quarterly and current reports, proxy statement and other information with the SEC. Prior to The Laclede Group, Inc. becoming the holding company for Laclede Gas, reports were filed by Laclede Gas under the name "Laclede Gas Company."

     The SEC allows us to "incorporate by reference" the information we filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares under the plan have been issued:

     o Laclede Gas Company's annual report on Form 10-K for the year ended September 30, 2000
     o Laclede Gas Company's quarterly reports on Form 10-Q for the quarters ended December 31, 2000, March 31, 2001 and June 30, 2001
     o Laclede Gas Company's Current Reports on Form 8-K dated October 27, 2000, January 25, 2001, April 20, 2001, April 26, 2001, May 18, 2001,
        June 22, 2001, July 6, 2001, July 27, 2001, August 16, 2001 and
        September 21, 2001
     o  Laclede Gas Company Wage Deferral Savings Plan's annual report on
        Form 11-K for the year ended July 31, 2000
     o Description of the common stock of The Laclede Group, Inc. contained in its registration statement on Form S-4 (No. 333-48794) incorporated into its Form 8-A effective October 1, 2001 registering its common stock under the Securities Exchange Act of 1934, including any amendment or report updating such description.
     o Description of the preferred share purchase rights included in The Laclede Group's Form 8-A effective October 1, 2001 registering its preferred share purchase rights under the Securities Exchange Act of 1934, including any amendments on report updating such descriptions.

Item 4. Description of securities

     Not applicable.

Item 5. Item of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of directors and officers

     Section 351.355 of The General and Business Corporation Law of Missouri provides as follows:

     351.355.1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issues or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     3. Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

     6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or
(ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

     8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

     10. For the purpose of this section, references to "THE CORPORATION" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

     11. For purposes of this section, the term "OTHER ENTERPRISE" shall include employee benefit plans; the term "FINES" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "SERVING AT THE REQUEST OF THE CORPORATION" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     The Registrant's Articles provide that it shall indemnify each of its directors and officers to the full extent permitted by the Indemnification Statute and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of the act that such director or officer is or was, serving the Registrant, or at its request, in any of the capacities referred to in the Indemnification Statute, or arising out of such person's status in any such capacity, provided that the Registrant shall not indemnify any person from or on account of such person's conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law.

     The Registrant has also entered into indemnification agreements with each of its directors and officers that (1) provide for the indemnification of each such director and officer to the extent provided for by the Articles as described above and (2) state that the indemnification provided thereunder shall survive the elimination or modification of the Articles with respect to claims that have arisen prior to such elimination or modification.

     The Registrant has obtained insurance protecting the officers and directors against certain liabilities.

     The rights of indemnification provided for above are not exclusive of any other rights of indemnification to which the persons seeking indemnification may be entitled under the Registrant's Articles or Bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

Item 7. Exemption from registration claimed.

     Not applicable.

Item 8. Exhibits

     An opinion of counsel is not being filed since the securities registered are not original issuance securities and Laclede Gas has submitted (and will submit) the Plan (and any amendment thereto) to the Internal Revenue Service in a timely manner and has (and will) make all changes required by the IRS in order to maintain the Plan's qualified status.

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

(a)  (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, The Laclede Group, Inc., the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, on the 25th day of September 2001.


                                          The Laclede Group, Inc.
                                          (Registrant)


                                          By: /s/ Douglas H. Yaeger
                                             ----------------------------------
                                          Douglas H. Yaeger
                                          Chairman, President and Chief
                                          Executive Officer

     Pursuant to the requirement of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Principal executive officer and director:

/s/ Douglas H. Yaeger
-------------------------------------        Chairman, President and            September 25, 2001
Douglas H. Yaeger                            Chief Executive Officer and
                                             Director


Principal financial and accounting officer:


/s/ Gerald T. McNeive, Jr.
-------------------------------------        Senior Vice President              September 25, 2001
Gerald T. McNeive, Jr.                       Finance and General Counsel


                                    *        Director                           September 25, 2001
-------------------------------------
         (A. B. Craig, III)


                                    *        Director                           September 25, 2001
-------------------------------------
         (H. Givens, Jr.)



                                     10




                                    *        Director                           September 25, 2001
-------------------------------------
         (C. R. Holman)


                                    *        Director                           September 25, 2001
-------------------------------------
         (R. C. Jaudes)


                                    *        Director                           September 25, 2001
-------------------------------------
         (W. S. Maritz)


                                    *        Director                           September 25, 2001
-------------------------------------
         (W. E. Nasser)


                                    *        Director                           September 25, 2001
-------------------------------------
         (R. P. Stupp)


                                    *        Director                           September 25, 2001
-------------------------------------
         (M. A. Van Lokeren)




By: /s/ Mary C. Kullman
   ----------------------------------
   Mary C. Kullman
   Attorney-In-Fact

The Plan

     Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of St. Louis, on the 25th day of September, 2001.

                                          The Laclede Gas Company Wage Deferral
                                          Savings Plan



                                          By: /s/ Ronald L. Krutzman
                                             ----------------------------------


                                EXHIBIT INDEX
Exhibit
Number
------

 4(a) Articles of Incorporation of the Registrant (incorporated by reference to Appendix B to the Proxy Statement and Prospectus in
            Part I of the Registration Statement on Form S-4 of the
            Registrant (Reg. No. 333-48794 filed on October 27, 2000))


 4(b)       Bylaws of the Registrant (incorporated by reference to Appendix
            C to the Proxy Statement and Prospectus in Part I of the Registration Statement on Form S-4 of the Registrant (Reg. No.
            333-48794 filed on October 27, 2000))

23(a)       Consent of Deloitte & Touche LLP

24          Power of Attorney
